UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 19, 2010

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name, former address and former fiscal year, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2010, Aetna Inc.’s (“Aetna’s”) Board of Directors (the “Board”) named Ronald A. Williams Aetna’s executive Chairman of the Board effective November 29, 2010.  Mr. Williams, age 60, has been Aetna’s Chief Executive Officer since February 14, 2006 and its Chairman since October 1, 2006.  Mr. Williams will retire from Aetna and the Board in April, 2011.  Following his retirement from Aetna, Mr. Williams has agreed to provide consulting services to Aetna and the Aetna Foundation, Inc. (the “Foundation”) as described below.

On October 19, 2010, the Board named Mark T. Bertolini Aetna’s President and Chief Executive Officer effective November 29, 2010.  Mr. Bertolini also is expected to become Aetna’s Chairman upon Mr. Williams’ retirement in 2011.  Mr. Bertolini became President of Aetna on July 24, 2007, having served as Executive Vice President and head of Aetna Business Operations and other increasingly responsible executive roles since joining Aetna in February, 2003.  Prior to joining Aetna, Mr. Bertolini held executive positions with CIGNA Corporation and the NYLCare business of New York Life Insurance Company and served as chief executive officer of SelectCare, Inc., a Michigan managed care organization.

Mr. Bertolini, age 54, also will be elected to the Board effective November 29, 2010, for a term running until Aetna’s 2011 Annual Meeting of Shareholders.  The Board believes that Mr. Bertolini will bring to the Board extensive health care industry expertise, with over 25 years in the health care business.  He has strong leadership skills and business experience, demonstrated as President of Aetna and in prior executive-level positions.  With the addition of Mr. Bertolini, the Board will consist of 14 directors.  As of the date of this Current Report on Form 8-K, the Board Committee or Committees on which Mr. Bertolini will serve have not been determined.  As an employee director, Mr. Bertolini will receive no additional compensation for membership on the Board or any of its Committees.

In connection with Mr. Bertolini’s appointment, on October 19, 2010, Aetna and Mr. Bertolini entered into an Amended and Restated Employment Agreement (the “Agreement”).  The Agreement was approved by Aetna’s Board.

The key terms of Mr. Bertolini’s Agreement are as follows:

•
Commencing November 29, 2010, Mr. Bertolini’s base salary will be $1,000,000, and his annual bonus opportunity at target performance will be at least 300% of his base salary.  Up to 40% of the bonus amount will be delivered in cash, and the remaining amount will be payable through equity-based vehicles.  Payment of the annual bonus is subject to meeting performance measures established from time to time.  Mr. Bertolini is not guaranteed the payment of any annual bonus.

•
If Mr. Bertolini’s employment is involuntarily terminated by Aetna other than for cause or terminated by reason of death or disability, or if Mr. Bertolini terminates his employment for Good Reason (as defined below) (each a “Qualifying Event”), he will receive, in addition to previously earned compensation: (a) cash compensation in periodic payments over twenty four (24) months of two times the sum of his base salary then in effect and his Target Cash Bonus Opportunity (which is defined in the Agreement as 120% of base salary then in effect) and (b) a pro rata bonus at Target Cash Bonus Opportunity for the year of termination of employment (subject in certain circumstances to meeting applicable performance requirements).  These payments are conditioned upon Mr. Bertolini delivering a release of employment-related claims to Aetna.  For purposes of the Agreement, “Good Reason” includes a reduction in Mr. Bertolini’s base salary or Target Cash Bonus Opportunity, a reduction in Mr. Bertolini’s long-term incentive plan opportunity within 24 months after a change in control of Aetna, Mr. Bertolini reporting to anyone other than the Board, Mr. Bertolini’s removal as President, Chief Executive Officer or director of Aetna other than for cause or, following his appointment as Chairman, the appointment of another person as executive Chairman.

•
In the event of a change in control (as defined in Aetna’s plans or Mr. Bertolini’s award agreements), all of Mr. Bertolini’s equity awards will become immediately vested, nonforfeitable and exercisable as of the date of the change in control.  All Mr. Bertolini’s equity awards will remain exercisable in accordance with their terms following a change in control.  Upon any termination of Mr. Bertolini’s employment following a change in control, equity awards issued to him after July 24, 2007, shall be exercisable until at least the earlier of (a) the expiration of the term of the award or (b) five years from termination of his employment.

•	If a Qualifying Event occurs during the Employment Term (as defined below) or if Mr. Bertolini terminates employment at the end of the Employment Term upon Aetna’s non-renewal of the Employment Term, (a) Mr. Bertolini will be credited with deemed service for purposes of the vesting of his equity awards during the applicable severance payment period; (b) with respect to equity awards issued to him after July 24, 2007, he shall be deemed to have satisfied all criteria required for him to be considered retired for purposes of those awards; and (c) each vested equity award issued to him after July 24, 2007, shall be exercisable until at least the earlier of (x) the expiration of the term of the award or (y) five years from Mr. Bertolini’s termination of employment.

•
If Mr. Bertolini’s employment is terminated by Aetna as a result of a change in control, Aetna will not make Mr. Bertolini whole for any excess personal tax liability he incurs as a result of payments by Aetna to him as a result of such change in control, although under certain circumstances Aetna has agreed to reduce the amounts payable to Mr. Bertolini to an amount that does not trigger any excess personal tax liability.

•	Mr. Bertolini previously signed a non-compete agreement with Aetna. That agreement remains in full force and effect.

•
The Agreement provides that upon the retirement, resignation or other termination of employment of Aetna’s Chairman, Mr. Bertolini will assume the position of Chairman, which shall occur no later than August 31, 2011.

•
The term of the Agreement (the “Employment Term”) ends on December 31, 2013.  On December 31, 2013 and on December 31st of each subsequent year, the Employment Term will automatically be extended for an additional year unless either party gives written notice of its intention not to extend the Employment Term.  Either Aetna or Mr. Bertolini can terminate the Agreement at any time.

In connection with his appointment as President and Chief Executive Officer, Aetna’s Committee on Compensation and Organization approved a grant to Mr. Bertolini of additional Performance Stock Units for the 2010-2011 performance cycle.  The grant will be effective on the date Mr. Bertolini assumes the position of President and Chief Executive Officer.  The number of units to be delivered will be calculated on that date assuming an original grant date value of $327,281.  The number of units granted will be determined using the closing price of Aetna’s common shares on the grant date.

On October 19, 2010, in connection with Mr. Williams’ appointment to the role of executive Chairman of the Board effective November 29, 2010, Aetna and Mr. Williams entered into an amendment to his employment agreement (the “Amendment”).  The key terms of the Amendment are as follows:

•	Effective on November 29, 2010, and continuing until his retirement in April 2011, Mr. Williams’ title and job responsibilities shall be that of an executive officer Chairman of the Board.
•
Effective on December 31, 2010, Aetna will remove from Mr. Williams’ employment agreement a provision that would have made Mr. Williams whole for certain excess personal tax liability he may have incurred as a result of payments from Aetna resulting from a change in control of Aetna.

In addition, on October 19, 2010, Aetna and Mr. Williams entered into a consulting agreement (the “Consulting Agreement”) the term of which will commence upon Mr. Williams’ retirement in April 2011.  The key terms of the Consulting Agreement are as follows:

•
Under the Consulting Agreement, which has a term until February 28, 2012, Mr. Williams will provide consulting services to Aetna and the Foundation.  Mr. Williams will provide consulting services to Aetna related to public policy, federal regulatory strategy and other business matters as agreed by Mr. Williams and Aetna.

•
As consideration for his services, Aetna will pay Mr. Williams $20,000 per month.  Aetna also will reimburse Mr. Williams for reasonable out of pocket business expenses and will provide Mr. Williams with office space and related support services (including secretarial support) during the term of the Consulting Agreement.  The consulting services that Mr. Williams provides to the Foundation will constitute continued service with Aetna under the existing terms of certain of Mr. Williams’ equity award agreements.

•	Mr. Williams also has agreed to modify and extend his existing noncompetition agreement with Aetna.
•
The Consulting Agreement is terminable by Mr. Williams at any time and by Aetna if Mr. Williams breaches his non-competition, confidentiality, non-solicitation or non-disparagement obligations to Aetna.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: October 20, 2010	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer